Corporate Overview
February 2007

Superclick, Inc.

2006 Annual Meeting of Shareholders

Sandro Natale
Chief Executive Officer

- Fairmont -Signs Superclick to support 25K rooms
- MDS 1.0 - R&D deliver the first version of MDS
- IC Boston - First single property $500K order
- Superclick releases monthly news bulletins
- MDS 2.6 VBB – Beta release
- Swisscom - Selects Superclick as their gateway

2006 Highlights (Round table)

- Four Seasons Hotels Selects Superclick, The Washington Four Season to be the first hotel to be installed in Q2.
- Intercontinental 5* Willard Hotels deploys Superclick.
- Swisscom orders their first MaMA along with 10 servers.
- COX Cable Communication will pilot the MDS 2.6 in a 4400 room property.
- MDS generated in one month $15,000 of advertising revenue for a 120 room property.
- Nobel investment selects Superclick to pilot MDS at the Westin Atlanta.
- MDS is presently being reviewed by a 400+ property ownership as an additional source of revenue.

2007 Highlights (Year to date)

Month	Hotel	Hotel % Growth	No. of Rooms	No. of users	No. of Support Tickets	Percentage (Tickets/Users)
Q1-2005	191		31,355	147,718	2,244	1.52%
Q2-2005	215	13%	40,170	591,726	7,366	1.26%
Q3-2005	263	22%	53,328	840,509	8,698	1.04%
Q4-2005	410	56%	55,534	889,301	13,774	1.58%
Q1-2006	441	8%	62,651	1,135,619	16,202	1.83%
Q2-2006	462	5%	73,050	1,158,830	26,345	2.39%
Q3-2006	491	6%	93,858	1,607,097	32,108	2.00%
Q4-2006	522	6%	97,327	1,732,168	31,778	1.84%
Q1-2007	533	2%	101,712	1,641,496	29,201	1.77%
Q2-2007	538	1%	101,798	1,696,633	30,182	
Q3-2007	581	8%	111,978	1,866,297	33,200	
Q4-2007	639	10%	123,176	2,052,926	36,520	

2006 had a 25% property growth with 75% room count increase over 2005,
2007 property target from now 101 or 26,000 rooms

2005 - 2007 client base growth

* Data supplied by MaMA, so there may be some data inaccuracy.

2007 Sales Focus

- Sales Activity by Product
  - SIMS
  - MDS
  - Help desk
- Sales Activity by Territory
  - North America
  - Europe (Swisscom)
- Sales Activity by Brand
  - Intercontinental Hotels – Hyatt – Marriott - Starwood
  - Fairmont – Four Seasons – Swiss Hotels
- Sales Activity by Client - 500 Client up sell opportunity
  - TAP
  - Support Contract
  - Web Application IE: Printing, Faxing, Conference

- **Support Activity**
  - Addressing Alarms . Improving the guest experience.
  - Implementing rapid response break/Fix program
  - Implementing a rapid response monitoring system


ins
help

- **Deployment Activity**
  - Implementing an advance Scheduling system to sustain rapid growth
  - Establish training program and a career path for L2. Improving support experienc
  - Establish better client relations with client satisfaction surveys

- **Administration & Finance**
  - Improve Supplier relationships Increasing margins
  - Improve Banking relationships
  - System automation (SAP)
  - Support contracts management



- **Research & Development**
  - MDS – Next Generation IP Bridge
  - MaMA – Monitoring enhancements
  - SIMS - Maintenance

2007 Operations Focus

Sales Plan 2007


Aging Networks
$1 Billion invested in network infrastructure
40% of guests connect to Internet
Limited Services hotels offer free Internet
Hotel leverage the IP infrastructure to generate revenues
1998
2000
2002
2004
2006
2008
2010
2012
Internet Usage
Hotel Revenue
Hotel TCO

Understanding the Market

- Aggressive market growth for new builds
  - IHG rooms pipeline 60,000
  - Marriott room pipeline 100,000
  - Starwood room pipeline 40,000
  - Fairmont room pipeline 20,000
  - Four Seasons pipeline 20,000
  - Timeshare pipeline swells to handle baby boomer demand
- Aging Networks
  - Most networks deployed in phase 1 &2 of hotel internet are 7+ years old
  - Failing networks create high levels of guest complaints
  - Increased guest usage places strain on aging networks
- Wired & Wireless converged networks
  - New technology needs to support today's wired guest.
  - Bandwidth management to handle high demand of music and video

- Hotel reduced revenues with internet going free.
- Increased cost of ownership of aging infrastructure.
- Increased internet usage cost to support increasing demand
- Increase loyalty program awareness
- Improve guest experience by informing them of local services

What does this mean? Every hotel needs an alternative revenue MDS is that revenue source.

MDS Market Opportunities

- North America

1. Brand Corporate deals.
   - Getting the list of new builds or rebranding hotels IE: Intercontinental & Indigo Hotels for the next 24 months.
   - Four Seasons is opening 60 properties around the world in the next 36 months.
   - The same for Starwood or Marriot or Accor or Hilton..?

2. Direct Selling to Owners, Management companies.
   - Lets start by calling our present client base.
     - IE: JHM gives us a new property in Fort Lauderdale.

3. Consultants
   - Trevor Warner Consultant
   - ITS/CNI

4. Resellers
   - Verizon
   - Transbeam
   - Pinnacle
   - 3P Networks (New Reseller)
   - Zeta
   - Siemens

Sales Activity by Territory, in order of importance

- Four Seasons
  - Email campaign
  - Calling each property and introducing Superclick
- Intercontinental Hotels Group
  - Focus on Management companies that have a large count og IHG properties.
  - Email campaign to the owners and management.
- Starwood (Richard)
  - Establish and joint approach with Swisscom
- Hyatt
  - Swisscom will establishing a brand approve status with Hyatt.
  - Convert all of Swisscom NA Hyatt properties to SIMS.
- Wyndham Hotels
  - Calling using the reference of one of our properties.

Sales Activity by Brand

Superclick, Inc.

2006 Annual Meeting of Shareholders

Jean Perrotti
Chief Financial Officer

TOPICS

- 2006 Financial Review
- Q1 2007
- Outlook for 2007

2006 Financial Review

- 23% Revenues
- 105% Gross Profit
- 67% Margin
- 43% Operating Results

2006 Financial Review

REVENUES


Revenues
23%
4,000,000
3,000,000
2,000,000
1,000,000
-
2004
2005
2006

2006 Financial Review

GROSS PROFIT


Gross Profit
4,000,000
3,000,000
2,000,000
1,000,000
-
2005
2006
25%
42%
Sales
GrossProfit

2006 Financial Review

OPERATING RESULTS

	2006	2005	Growth	%
Sales	$ 3,946,311	$ 3,205,696	$ 740,615	23.1%
Gross Profit	$ 1,663,884	$ 810,181	$ 853,703	105.4%
Loss from Operations	$ (1,112,439)	$(1,958,614)	$ 846,175	43.2%
Other expenses(income)	$ 1,287,165	$ (121,889)		
Extraordinary items	$ -	$(2,447,500)		
Net Loss	$ (2,399,604)	$(4,284,225)	$ 1,884,621	44.0%

2006 Financial Review

EARNINGS PER SHARE

Weighted average common shares (basic & fully diluted)		29,755,285
Net loss per common share	2006	($0.08)
	2005	($0.16)
Number of shares outstanding - Feb 23'07		41,082,903

Superclick, Inc.

Q1 2007 Financial Review

Q1 2007

REVENUES & MARGINS

	2007	2006	Growth	%
Sales	$ 761,635	$ 662,141	$ 99,494	15.0%
Gross Profit	$ 370,992	$ 207,316	$ 163,676	79.0%
	48.7%	**31.3%**	**17.4%**	**55.6%**


Revenue Q1 Trend
2006
2007


Revenue 2006 Trend
2005
2006

Q1 2007

OPERATING RESULTS

	2006	2007	Growth	%
Sales	$ 662,141	$ 761,635	$ 99,494	15.0%
Gross Profit	$ 207,316	$ 370,992	$ 163,676	79.0%
	31.3%	**48.7%**	**17.4%**	**55.6%**
Income (Loss) from Operations	$ (495,213)	$ 12,416	$ 507,629	102.5%
Other expenses(income)	$ (295,283)	$ (73,887)	$ 221,396	75.0%
Net Loss	$ (790,496)	$ (61,471)	$ 729,025	92.2%
	-119.4%	**-8.1%**		

Q1 2007

BALANCE SHEET

	Jan'07	Oct'06
Current Assets	$ 1,275,656	$ 1,555,628
Trade Liabilities	$ 663,319	$ 834,360
	1.92	1.86



100%
50%
0%
Jan'07
Oct'06
Trade Liabilities
Current Assets

Q1 2007

B A L A N C E S H E E T

	Jan'07	Oct'06
Note Payable	$ 371,000	$ 371,000
Convertible Debenture	$ 2,310,000	$ 2,425,000

Superclick, Inc.

Outlook for 2007

Outlook for 2007

i. Organic revenue growth

ii. Gross margin

iii. Investment in MDS

iv. Investment in R&D

Thank You For Your Continued Support

Jean Perrotti
Chief Financial Officer

Fiscal Year Ended October 31, 2006

April 6, 2007
Marriott Chateau Champlain